Exhibit 24

POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Dirkson R.
Charles and Ronald H. Kisner, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)		execute for and on behalf of the undersigned,
in the undersigned's capacity as a member of the board of directors and an stockholder of K&F Industries Holdings, Inc. (the
"Company"), and with respect to securities of the Company beneficially owned by the undersigned, a Form 3, Form 4 or Form 5 and any amendments thereto in accordance with
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

(2)		do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete and
execute any such filings, complete and
execute any amendment or amendments thereto, and timely file such forms with the Securities and Exchange Commission (the
"SEC") and any stock exchange or similar authority, including, but not limited to the execution and submission of an application to the SEC for EDGAR filing codes;

(3)	execute for and on behalf of the
undersigned, in the undersigned's capacity as a member of the board of directors and a stockholder of the Company any other documents, certificates or agreements required to be delivered by the undersigned in connection with the Company's initial public offering; and

(4)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or any amendments thereto with respect to the undersigned's beneficial ownership of securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[signature page follows]


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of September, 2005.


		/s/ J. Thomas Zusi
			Signature

		J. Thomas Zusi
			Print Name




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